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                                                                     EXHIBIT 4.3

                               SPEC'S MUSIC, INC.
                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


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                               SPEC'S MUSIC, INC.

                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to help attract, retain and compensate highly qualified individuals who are not current employees of Spec's Music, Inc. (the "Company") as members of the Board of Directors and, by encouraging ownership of a stock interest in the Company, to gain for the Company the advantages inherent in directors having a greater personal financial investment in the Company. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422 of the Code.

         2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

                  "Annual Meeting Date" means 5:00 p.m. on the date of the annual meeting of the Company's shareholders at which the Directors are elected.

                  "Board" means the Company's Board of Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means the Common Stock, par value $.01 per share of the Company.

                  "Company" refers to Spec's Music, Inc., a Florida corporation.


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                  "Director" means a member of the Board.

                  "Effective Date" is the date specified in Section 15.1.

                  "Eligible Director" means any person who is a member of the Board and who is neither an employee, full time or part time, of the Company, nor an independent contractor providing services to the Company, directly or indirectly, other than as a director.

                  "Fair Market Value" of the Common Stock on any date of reference means the Closing Price on the business day immediately preceding such date of the Common Stock. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations Systems ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days.

                  "First Exercise Date" shall have the meaning set forth in
Section 6(a) of this Plan.


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                  "Initial Grant Date" means the date on which a person is first elected as a member of the Board, or the Effective Date of this Plan in the case of persons who were members of the Board prior to the adoption of this Plan, as applicable.

                  "Option" (when capitalized) means any stock option granted under this Plan.

                  "Option Agreement" means the agreement between the Company and the Optionee for the grant of an option.

                  "Option Period" means the period five (5) years from the date an Option is granted.

                  "Optionee" means a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  "Plan" shall mean this 1996 Non-Employee Directors' Stock Option Plan for the Company.

                  "Share(s)" shall mean a share or shares of the Common Stock.

         3. SHARES AND OPTIONS. Subject to Section 9 of this Plan, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to One Hundred and Fifty Thousand (150,000) Shares. Such Shares may be authorized and unissued Shares, Shares issued


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and thereafter acquired by the Company, and/or Shares bought on the market for purposes of this Plan. If any Option granted under this Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. GRANTS OF OPTIONS. Each Eligible Director shall receive an initial grant of an Option to purchase Twenty Thousand (20,000) Shares on the Initial Grant Date. In addition, commencing in 1996, each Eligible Director who is re-elected to serve as a director on the Annual Meeting Date, shall be granted an option to purchase Two Thousand (2,000) Shares each year on the Annual Meeting Date. Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement, which shall specify the grant date and the exercise price and shall include or incorporate by reference the substance of the Plan and such other provisions consistent with this Plan as the Board may determine.

         5. EXERCISE PRICE. The exercise price per Share of any Option shall be the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         6. VESTING AND EXERCISE OF OPTIONS. Each Option granted hereunder upon an Eligible Director's re-election to the Board shall become fully exercisable one year following its grant. An Option granted on the Initial Grant Date under the Plan shall vest and become exercisable in installments as follows:

         (a) the Options shall not vest nor be exercisable prior to the expiration of thirty days from the Effective Date of this Agreement, or in the case of the Options granted upon re-election


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of a Director, such Options shall not vest nor be exercisable prior to the expiration of thirty days from the Annual Meeting Date, (each, a "First Exercise Date");

         (b) after the First Exercise Date and until the three years after the Effective Date or Annual Meeting Date, as applicable, the Options shall vest and first become exercisable at the rate of Five Hundred and Fifty-Five (555) of the Shares underlying the Options per month;

         (c) the Options to purchase the remaining twenty (20) Shares shall vest and be exercisable three (3) years after the Effective Date or Annual Meeting Date, as applicable;

         (d) an Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state withholding requirements. The exercise price of any Shares purchased, and any required tax payment, shall be paid in full and in cash, by payment in cash or by certified, cashier's or official bank check, personal check or money order, and the Company shall not be required to deliver certificates for such Shares until such payment has been made.

No Optionee shall be deemed to be a holder of any Shares subject to an Option, nor shall an Optionee have any rights of a stockholder of the Company, unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or


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other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

         7.       EXERCISE SCHEDULE FOR OPTIONS.

                  7.1 Each Option granted hereunder upon the Initial Grant Date and upon an Eligible Director's re-election to the Board shall be exercised in accordance with the Plan.

                  7.2 Notwithstanding the foregoing provisions, each outstanding Option shall become fully exercisable immediately:

                           (a) If there occurs any transaction (which shall
include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, recapitalization, consolidation, merger, share, exchange, liquidation or any other form of corporate transaction;

                           (b) If the stockholders of the Company shall approve
a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which the Company does not survive, unless (i) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (ii) the entity surviving or resulting from such transaction (x) is controlled by substantially the same persons as was the Company (y) assumes all obligations of the Company under the Option, and


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(z) has a financial condition and operations substantially equivalent or superior to those of the Company immediately prior to the transaction; or

                           (c) If the stockholders of the Company shall approve
a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                  7.3 The expiration date of an Option shall be five (5) years from the date of grant of the Option, subject to earlier termination pursuant to
Section 8.

         8. TERMINATION OF OPTION PERIOD. In the event an Optionee's directorship is terminated, any Options that have not yet vested will terminate on such date. An Optionee whose directorship is terminated for any reason other than death or disability (as defined in the Americans With Disabilities Act of 1990 shall be entitled to exercise any Options which are then exercisable only within the thirty day period after the date he ceases to serve as a director; after such thirty day period, such Options shall be null and void. In the case of termination of the directorship by reason of the Director's death or disability as defined in the Americans With Disabilities Act of 1990, the Option or any portion thereof which was not exercisable on the date of termination shall terminate on such date.

         9.       ADJUSTMENT OF SHARES.

                  9.1 Options Agreements evidencing Options shall be subject to adjustment by the Board as to the number and price of Shares subject to such Options in the event of changes


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in the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Option. In the event of any such change in the outstanding Shares, the aggregate number of Shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

                  9.2 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Shares then subject to outstanding Options granted under the Plan.

                  9.3 Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.


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         10. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such
Option may not be transferred, sold, pledged or assigned by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         11. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Board may require such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any applicable law or regulation including, but not limited to, the following:

                           (a) A representation and warranty by the Optionee to
the Company, at the time any Option is exercised, that Optionee is acquiring the Shares to be issued for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (b) A representation, warranty and/or agreement to be
bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuances of the Shares and are endorsed upon the Share certificates.

         12. RESTRICTIONS ON ISSUING SHARES. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is


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necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         13. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, which shall have the authority to adopt such rules and regulations and to make such determinations as are not inconsistent with the Plan and as are necessary or desirable for the implementation and administration of the Plan, provided that the Board does not have any discretion with respect to the grant of options under the Plan.

         14.      INTERPRETATION.

                  14.1 If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and this Plan is intended to constitute a "Formula Plan" pursuant to Rule 16b-3(c)(2)(ii). To the extent any provision of the Plan or action by the Board hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.


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                  14.2 The determinations and the interpretation and
construction of any provision of the Plan by the Board shall be final and conclusive. This Plan shall be governed by the laws of the State of Florida. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         15.      TERM OF PLAN, AMENDMENT AND TERMINATION OF THE PLAN.

                  15.1 This Plan is effective as of June 4, 1996, the date of its original adoption by the Board, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the Annual Meeting of the Shareholders of the Company, which is scheduled to be held on December 10, 1996. This Plan shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after five years from the Effective Date.

                  15.2 The Board may from time to time amend, terminate or suspend the Plan or any Option; provided, however, that except to the extent provided in Section 9, no such amendment may (i) without approval by the Company's shareholders, increase the number of Shares reserved for Options or change the class of persons eligible to receive Options or involve any other change or modification requiring shareholder approval under Rule 16b-3 of the 1934 Act; (ii) permit the granting of Options that expire beyond the maximum five-year period described in Subsection 7.3; (iii) extend the termination date of the Plan as set forth in Section


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15.1; or (iv) give the directors discretion with respect to the grant of options; and, provided further, that, except to the extent otherwise specifically provided in Section 8, no amendment, termination or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Any termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

                  15.3 Notwithstanding anything else contained herein, the provisions of this Plan which govern the number of Options to be awarded to Directors, the exercise price per share under each such Option, when and under what circumstances an Option will be granted, and the period within which each Option may be exercised, shall not be amended more than once every six months (even with shareholder approval), other than to conform to changes in the Code, or the rules promulgated thereunder, and under the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or with rules promulgated by the Securities and Exchange Commission.

         16. RESERVATIONS OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.